UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 2, 2018

Perrigo Company plc

(Exact name of registrant as specified in its charter)

Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland	—
(Address of principal executive offices)	(Zip Code)

+353 1 7094000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director and Officer Departures and Appointments

On October 8, 2018, Perrigo Company plc (the “Parent”) announced the departure of Uwe Roehrhoff as the President and Chief Executive Officer (“CEO”) of each of Parent and Perrigo Management Company, a Michigan corporation and a subsidiary of the Parent (the “Company,” and together with Parent and each of their subsidiaries and affiliates, “Perrigo”). Mr. Roehrhoff gave notice on October 2, 2018 of his intent to resign as President and CEO of the Parent and the Company and as a member of the Board of Directors of the Parent (the “Board”) effective October 8, 2018. Mr. Roehrhoff will be entitled to the benefits provided upon a termination of employment without cause as set forth in his employment agreement with the Company dated May 7, 2018, a copy of which was filed as Exhibit 10.1 to the Parent’s Form 10-Q dated May 8, 2018. The material terms of the employment agreement are described in Item 5.02 of Parent’s Current Report on Form 8-K filed on January 8, 2018 and are incorporated herein by reference.

Also on October 8, 2018, the Board announced the appointment of Mr. Murray S. Kessler, 59, as President, CEO and director, effective October 8, 2018, following the resignation of Mr. Roehrhoff from those positions on the same day.

Mr. Kessler most recently served as the Chairman of the Board of Directors and CEO of Lorillard Tobacco Company from 2010 to 2015 and remained as a member of the company’s board of directors until July 2017. Prior to joining Lorillard, Mr. Kessler served as Vice Chair of Altria, Inc. and President and CEO of UST, a wholly owned subsidiary. Mr. Kessler originally joined UST in 2000 and was promoted to the role of President of the division within a year. In 2005, Mr. Kessler was appointed COO of UST, and served as CEO from 2007 to 2009. Prior to joining UST, Mr. Kessler had over 18 years of consumer packaged goods experience with companies including Vlasic Foods International, Campbell Soup Company and The Clorox Company. Mr. Kessler earned a Bachelor of Business Administration degree from Villanova University, as well as a Master of Business Administration degree from the New York University Stern School of Business.

In connection with his appointment, the Company entered into an employment agreement with Mr. Kessler on October 8, 2018 to be effective as of such date, pursuant to which he is appointed CEO, President and member of the Board (the “Employment Agreement”). The Employment Agreement has an initial term of three years, which is subject to automatic renewal thereafter for one-year periods unless either party provides 180 days’ prior notice of non-renewal. The Employment Agreement provides that Mr. Kessler will be entitled to an annual base salary of $1,200,000 and a target annual bonus opportunity of no less than 125% of his annual base salary (the “Target Annual Bonus”), with the actual amount of the annual bonus ranging from 0% to 200% of the Target Annual Bonus; provided that Mr. Kessler will receive at least 50% of the Target Annual Bonus if the minimum applicable performance metrics are achieved for the applicable fiscal year. He will also be eligible to participate in Parent’s 2013 Long-Term Incentive Plan; provided that annual grants made to Mr. Kessler beginning in 2019 shall have a grant date fair value of $7,750,000. Mr. Kessler will also receive a $950,000 cash sign-on bonus (the “Sign-On Bonus”), as well as a sign-on award of stock options with a grant date fair value of $2,500,000 (the “Sign-On Options”), which options will vest in full on the third anniversary of the grant date. In the event of Mr.

Kessler’s termination without cause, termination due to disability, or resignation for good reason (each as defined in the Employment Agreement), the Sign-On Options will vest in full, and remain exercisable until the earlier of 24 months following Mr. Kessler’s termination of employment and the end of the Sign-On Option’s term. In addition, the Employment Agreement entitles Mr. Kessler to indemnification to the fullest extent permitted by applicable law and directors’ and officers’ insurance coverage, in each case, to the same extent as other officers and directors of Perrigo.

If Mr. Kessler’s employment were terminated involuntarily by the Company without cause or by Mr. Kessler for good reason, in either case, other than upon, or within 24 months following, a change in control, he will be entitled to a prorated annual bonus for the year of termination (determined based on actual performance), cash severance equal to 1.5 times the sum of his annual base salary and target annual bonus opportunity, and payment of the cost of health care continuation coverage for up to 18 months following termination. Mr. Kessler will also be entitled to the continued vesting of any then-outstanding equity incentive awards (other than the Sign-On Options, which will vest in full, as described above) for 24 months following his termination (pro-rated for any vesting period that ends after the end of such 24 month period), with any performance-based awards vesting, if at all, based on actual performance.

If Mr. Kessler’s employment were terminated involuntarily by the Company without cause or by Mr. Kessler for good reason, in either case, upon, or within 24 months following, a change in control, he would be entitled to substantially the same benefits as described above, except that he will receive an additional lump sum cash payment in an amount equal to the cost of healthcare continuation coverage for six months following termination, and the cash severance payment would be equal to two times the sum of his annual base salary and target annual bonus opportunity. Mr. Kessler will also be entitled to the full vesting of any then-outstanding equity incentive awards (including, but not limited to, the Sign-On Options), with any then-outstanding performance-based equity incentive awards vesting based on “target” levels of achievement of the applicable performance thresholds.

The foregoing severance benefits are subject to Mr. Kessler’s execution of a release of claims in favor of Perrigo. In addition, Mr. Kessler has agreed to comply with (i) a post-termination noncompete covenant and a post-termination nonsolicitation of customers and employees covenant, each of which will endure for 24 months following any termination of employment, (ii) a perpetual confidentiality covenant, and (iii) a perpetual mutual nondisparagement covenant.

The foregoing summary of the Employment Agreement is qualified in its entirety by the full text thereof, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

There is no arrangement or understanding between Mr. Kessler and any other persons pursuant to which Mr. Kessler was selected as an officer. There are no family relationships between Mr. Kessler and any director or executive officer of the Company and no related-party transactions involving Mr. Kessler that would require disclosure under Item 404(a) of Regulation S-K.

Executive Severance Plan

On October 4, 2018, the Remuneration Committee of the Board approved an extension of the applicability of certain payments, benefits and treatment of outstanding equity awards upon certain termination events for certain executive officers of the Company under its executive severance plan.

The executive severance plan, which was previously approved by the Board of Directors on June 14, 2017 (the “Severance Plan”), provides for certain severance payments and benefits, as well as certain treatment of outstanding and unvested equity awards in the event of a termination without “cause” or resignation for “good reason” (each as defined in the severance plan) within 12 months following Mr. Roehrhoff’s commencement of employment as the Company’s President and Chief Executive Officer, which occurred on January 15, 2018 (such 12-month period, ending on January 15, 2019, the “Transition Period”). The material terms of the Severance Plan are described in Item 5.02 of the Parent’s Current Report on Form 8-K, filed on June 20, 2017, and are incorporated herein by reference.

On October 8, 2018, in light of Mr. Roehrhoff’s resignation and Mr. Kessler’s commencement of employment as the Company’s President and Chief Executive Officer, the Remuneration Committee of the Board announced its approval of the extension of the Transition Period until January 15, 2020. As a result, the payments, benefits, and treatment of outstanding equity awards that apply upon the aforementioned terminations shall continue to apply until January 15, 2020.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement, effective as of October 8, 2018, by and between Perrigo Management Company and Murray S. Kessler.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

PERRIGO COMPANY PLC

	By:	/s/ Todd W. Kingma
Dated: October 9, 2018		Todd W. Kingma
Executive Vice President, General Counsel and Secretary